UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 20, 2023 (the “Effective Date”), Vistra Operations Company LLC (“Vistra Operations”) (in such capacity, “Borrower”), entered into an amendment (the “Credit Agreement Amendment”) among Vistra Operations, Vistra Intermediate Company LLC, the guarantors party thereto, the 2023 Incremental Term Loan Lender, the other lenders party thereto, Credit Suisse AG, Cayman Island Branch, as Administrative and Collateral Agent, and the other parties named therein, which amended that certain Credit Agreement, dated as of October 3, 2016 (as amended, supplemented or otherwise modified from time to time, including by the Credit Agreement Amendment, the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement Amendment or the Credit Agreement, as applicable.

Pursuant to the Credit Agreement Amendment, effective as of the Effective Date, (i) the 2023 Incremental Term Loan Lender provided to the Borrower an incremental term loan (the “2023 Incremental Term Loan”) in an aggregate principal amount of $6,823,437.50, which 2023 Incremental Term Loan was added to (and made a part of) the same Class of Term Loans (and Series of Incremental Term Loans) as the 2018 Incremental Term Loans outstanding under the Credit Agreement immediately prior to giving effect to the Credit Agreement Amendment, (ii) the maturity date applicable to the 2018 Incremental Term Loans (which include the 2023 Incremental Term Loan) was extended to December 20, 2030, (iii) Credit Suisse AG, Cayman Island Branch gave notice to the lenders of its intent to resign as Administrative Agent, Collateral Agent and a Letter of Credit Issuer, and the Borrower and the Required Lenders agreed to appoint Citibank, N.A. as successor to Credit Suisse AG, Cayman Island Branch in its capacity as Administrative Agent, Collateral Agent and a Letter of Credit Issuer, with such resignation and succession to become effective promptly following (but not prior to) the Clear Sky Closing Date, (iv) the interest rate margins applicable to ABR Loans and Term SOFR Loans were each increased by 25 basis points, (v) the credit spread adjustment of 11 basis points applicable to the 2018 Incremental Term Loans was eliminated and (vi) certain other provisions of the Credit Agreement were amended.

A copy of the Credit Agreement Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. The above description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Credit Agreement Amendment is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fifteenth Amendment to the Credit Agreement, dated December 20, 2023, by and among Vistra Operations Company LLC (as Borrower), Vistra Intermediate Company LLC (as Holdings), the 2023 Incremental Term Loan Lender, the other Credit Parties (as defined in the Credit Agreement) party thereto, the other lenders party thereto, and Credit Suisse AG, Cayman Islands Branch (as Administrative Agent and as Collateral Agent).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: December 26, 2023	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer